UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2007

DivX, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33029 (Commission File Number)	33-0921758 (I.R.S. Employer Identification No.)

4780 Eastgate Mall San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 882-0600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 24, 2007, DivX, Inc. (the “Company”) announced that it is seeking to separate Stage6.com into its own private company. It also announced that Co-Founder and Executive Chairman Jordan Greenhall has stepped down from his role as Chief Executive Officer to lead the process of separating Stage6, and that Kevin Hell has been appointed as Acting Chief Executive Officer of the Company. A copy of the Company’s press release is included herewith as Exhibit 99.1.
Mr. Hell served as the Company’s President from April 2007 to July 2007. He served as the Company’s CXO, Partners and Licensing from April 2006 to April 2007. From November 2004 to April 2006, Mr. Hell served as the Company’s Chief Operating Officer. From November 2002 to November 2004, Mr. Hell served as the Company’s Chief Marketing Officer and Managing Director. From July 2001 to May 2002, Mr. Hell served as Senior Vice President of Product Management in the Solutions Group of Palm, a handheld solutions company. From May 1999 to May 2001, Mr. Hell was Vice President of the Connected Home division and Vice President of Corporate Strategy at Gateway Computer, a personal computer manufacturing company. From May 1991 to May 1999, Mr. Hell worked in the Los Angeles office of the Boston Consulting Group, a management consulting firm. Mr. Hell received an M.B.A. from The Wharton School, and a master’s degree in Aeronautics and Astronautics and a B.S. in Mechanical Engineering from Stanford University. Mr. Hell is 42 years old.
In connection with Mr. Hell’s appointment as Acting Chief Executive Officer, the Company and Mr. Hell amended his existing offer of employment letter. Under the amendment, Mr. Hell will be granted, under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), an option to purchase 25,000 shares of the Company’s Common Stock and a stock award covering 37,500 shares of the Company’s Common Stock. The option will vest over a four (4) year period and the stock award will be fully vested upon grant. Also, if the Company hires a new Chief Executive Officer (other than Mr. Hell) and Mr. Hell is “Terminated” (as defined in the amendment) within six (6) months of the date of such hire, then (i) Mr. Hell will be granted an additional fully vested stock award under the 2006 Plan covering 30,000 shares of the Company’s Common Stock and (ii) Mr. Hell will continue to be paid his then current base salary for one year.
The Company has amended the employment agreement with Dan L. Halvorson, dated June 6, 2007, to clarify the bonus amounts to be paid to Mr. Halvorson for 2007. Pursuant to the amendment, Mr. Halvorson will be eligible to receive a bonus for 2007 of (i) $90,000 or (ii) the amount he would be entitled to receive under the Company’s 2007 Executive Cash Bonus Plan, whichever is greater.
Item 8.01 Other Events.
The Company has made the following appointments: David J. Richter has been appointed Executive Vice President, Corporate Development and Legal; Dan L. Halvorson has been appointed Executive Vice President and Chief Financial Officer; and Johnny Y. Chen has been appointed General Counsel.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press release of DivX, Inc. dated July 24, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVX, INC.
Dated: July 25, 2007	By:	/s/ David J. Richter
	Name:	David J. Richter
	Title:	Executive Vice President, Corporate Development and Legal

INDEX TO EXHIBITS

Number	Description

99.1	Press release of DivX, Inc. dated July 24, 2007.